Exhibit 99.1

Amwell® Announces Results for First Quarter 2021

•	Total active providers of approximately 81,000 at the end of the first quarter increased 240% compared to a year ago

•	Total visits of 1.6 million in the first quarter increased 120% compared to a year ago

•	Total visits since inception surpassed 10 million in the first quarter with 5.9 million added in 2020

•	Revenue of $57.6 million in the first quarter increased 7% over COVID enhanced volume first quarter last year

BOSTON, May 12, 2021 /BusinessWire/ — Amwell®, (NYSE: AMWL) (the “Company”) a national telehealth leader, today announced financial results for the first quarter ended March 31, 2021.

“Our first quarter results represent a strong start to the year and demonstrate continued momentum across our business.

As telehealth evolved from a complimentary service to a fundamental enabler of mainstream healthcare, we too have advanced our innovation and investment strategy: our next generation platform Converge is designed to enable healthcare’s most trusted players to carry out digitally empowered, full-spectrum, unified online and in-person care. At its core, we believe Converge offers exceptional usability, reliability, scalability and flexibility. With its modular open architecture and longitudinal capabilities, we believe Converge will simplify innovative collaboration across the ecosystem. We expect Converge to expand our market opportunity and enhance our own efficiencies over time. We also expect it to accelerate innovators’ ability to impact clinical and financial outcomes by creating a faster path to implement new technologies and services in a single integrated platform,” said Dr. Ido Schoenberg, Chairman and Co-CEO.

First quarter 2021 Financial Highlights:

All comparisons, unless otherwise noted, are to the three months ended March 31, 2020.

•	Total active providers grew to ~81,000, compared to ~24,000 last year and ~72,000 last quarter

•	Total visits were ~1.6 million, compared to ~725,000

•	Amwell Medical Group (“AMG”) visits were 20% of total visits, compared to 50% of total visits

•	Total visits since inception surpassed 10 million in the first quarter with 5.9 million added in 2020

•	Total Revenue was $57.6 million, compared to $53.7 million

•	Subscription revenue was $24.6 million, compared to $21.8 million

•	Visit revenue was $27.8 million, compared to $26.5 million

•	Gross margin was 38.0%, compared to 38.5%

•	Net loss was $39.8 million, compared to $25.2 million

•	Adjusted EBITDA was $(26.4) million, compared to $(17.7) million, as a result of increased R&D investment in the Converge technology platform

Financial Outlook

For 2021, the company reiterates their previous outlook of:

•	Revenue between $260 and $270 million

•	AMG visit volume between 1.5 and 1.7 million

•	Adjusted EBITDA between ($157) million and ($147) million

Quarterly Conference Call Details

The company will host a conference call to review the results today, Wednesday, May 12, 2021 at 5:00 p.m. E.T. to discuss its financial results. The call can be accessed via a line audio webcast at https://investors.amwell.com or by dialing 1-833-979-2840 for U.S. participants, or 1-263-384-2051 for international participants, referencing conference ID #4793448. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Amwell

Amwell is a leading telehealth platform in the United States and globally, connecting and enabling providers, insurers, patients, and innovators to deliver greater access to more affordable, higher quality care. Amwell believes that digital care delivery will transform healthcare. The Company offers a single, comprehensive platform to support all telehealth needs from urgent to acute and post-acute care, as well as chronic care management and healthy living. With over a decade of experience, Amwell powers telehealth solutions for over 2,000 hospitals and over 55 health plan partners with over 36,000 employers, covering over 80 million lives. For more information please visit https://business.amwell.com/.

American Well, Amwell, Converge and Amwell Medical Group are registered trademarks or trademarks of American Well Corporation in the United States and other countries. All other trademarks used herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this release. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: weak growth and increased volatility in the telehealth market; inability to adapt to rapid technological changes; increased competition from existing and potential new participants in the healthcare industry; changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; our ability to comply with federal and state privacy regulations; the significant liability that could result from a cybersecurity breach; and other factors described under ‘Risk Factors’ in our most recent form 10-K filed with the SEC. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of our website at investors.amwell.com and on the SEC’s website at www.sec.gov.

Media Contact:

Holly Spring

press@amwell.com

781.888.8219

Investor Contact:

Asher Dewhurst

investors@amwell.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$896,382	$941,616
Investments	99,997	99,963
Restricted cash	795	1,095
Accounts receivable ($1,182 and $12,053, from related parties and net of allowances of $1,514 and $1,556, respectively)	37,679	45,296
Inventories	9,366	9,128
Deferred contract acquisition costs	2,205	2,134
Prepaid expenses and other current assets	14,882	14,055

Total current assets	1,061,306	1,113,287
Property and equipment, net	3,383	3,836
Goodwill	193,877	193,877
Intangible assets, net	53,600	55,528
Operating lease right-of-use asset	4,999	6,609
Deferred contract acquisition costs, net of current portion	1,124	1,327
Other assets	1,391	1,430
Investment in minority owned joint venture	2,481	752

Total assets	$1,322,161	$1,376,646

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$6,797	$5,797
Accrued expenses and other current liabilities	23,386	42,135
Operating lease liability, current	4,931	6,357
Deferred revenue ($3,176 and $14,421 from related parties, respectively)	63,202	66,693

Total current liabilities	98,316	120,982
Other long-term liabilities	45	64
Operating lease liability, net of current portion	970	1,296
Deferred revenue, net of current portion ($32 and $486 from related parties, respectively)	7,455	8,107

Total liabilities	106,786	130,449

Commitments and contingencies
Stockholders’ deficit:
Preferred stock	—	—
Common stock	2,396	2,357
Treasury stock	—	(37,568)
Additional paid-in capital	1,860,123	1,841,405
Accumulated other comprehensive income	279	297
Accumulated deficit	(668,871)	(582,359)

Total American Well Corporation stockholders’ equity	1,193,927	1,224,132
Non-controlling interest	21,448	22,065

Total stockholders’ equity	1,215,375	1,246,197

Total liabilities, preferred stock and stockholders’ equity	$1,322,161	$1,376,646

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue
($8,845 and $13,248 from related parties, respectively)	$57,599	$53,714
Costs and operating expenses:
Costs of revenue, excluding depreciation and amortization of intangible assets	35,705	33,027
Research and development	23,040	14,936
Sales and marketing	13,732	13,874
General and administrative	21,354	15,342
Depreciation and amortization expense	2,506	2,286

Total costs and operating expenses	96,337	79,465

Loss from operations	(38,738)	(25,751)
Interest income and other income (expense), net	61	847

Loss before expense from income taxes and loss from equity method investment	(38,677)	(24,904)
Expense from income taxes	(309)	—
Loss from equity method investment	(819)	(320)

Net loss	(39,805)	(25,224)
Net loss attributable to non-controlling interest	(617)	(843)

Net loss attributable to American Well Corporation	$(39,188)	$(24,381)

Net loss per share attributable to common stockholders, basic and diluted	$(0.16)	$(0.58)
Weighted-average common shares outstanding, basic and diluted	243,544,647	42,383,251
Net loss	$(39,805)	$(25,224)
Other comprehensive income (loss), net of tax:
Unrealized gain on available-for-sale investments	34	43
Foreign currency translation	(52)	(171)

Comprehensive loss	(39,823)	(25,352)
Less: Comprehensive loss attributable to non-controlling interest	(617)	(843)

Comprehensive loss attributable to American Well Corporation	$(39,206)	$(24,509)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(39,805)	$(25,224)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	2,506	2,286
Provisions for doubtful accounts	260	165
Amortization of deferred contract acquisition costs	335	271
Amortization of deferred contract fulfillment costs	173	168
Stock-based compensation expense	8,642	4,458
Loss on equity method investment	819	320
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	7,357	(1,710)
Inventories	(238)	(612)
Deferred contract acquisition costs	(203)	(458)
Prepaid expenses and other current assets	(167)	(2,401)
Other assets	39	(355)
Accounts payable	1,023	(45)
Accrued expenses and other current liabilities	(17,666)	(4,922)
Other long-term liabilities	(19)	(254)
Deferred revenue	(4,195)	(3,780)

Net cash used in operating activities	(41,139)	(32,093)

Cash flows from investing activities:
Purchases of property and equipment	(148)	(1,254)
Investment in less than majority owned joint venture	(2,548)	(2,940)
Purchases of investments	—	(29,777)
Proceeds from sales and maturities of investments	—	39,611

Net cash (used in) provided by investing activities	(2,696)	5,640

Cash flows from financing activities:
Proceeds from issuance of Series C convertible preferred stock, net of issuance costs	—	12,564
Proceeds from exercise of common stock options	9,297	2
Payments for the purchase of treasury stock	(9,383)	—
Payment of deferred offering costs	(1,613)	—

Net cash (used in) provided by financing activities	(1,699)	12,566

Net decrease in cash, cash equivalents, and restricted cash	(45,534)	(13,887)
Cash, cash equivalents, and restricted cash at beginning of period	942,711	138,816

Cash, cash equivalents, and restricted cash at end of period	$897,177	$124,929

Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	896,382	123,834
Restricted cash	795	1,095

Total cash, cash equivalents, and restricted cash at end of period	$897,177	$124,929

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$741	$—
Supplemental disclosure of non-cash investing and financing activities:
Additions to property and equipment included in accrued expenses and accounts payable	$23	$—
Exercises of common stock	$833	$—
Repurchase of common stock	$388	$—
Common stock issuance costs	$—	$143

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, of US GAAP, we use adjusted EBITDA, which is a non-U.S GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of adjusted EBITDA enhances an investor’s understanding of our financial performance. We further believe that adjusted EBITDA is a useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as the primary measure of our performance.

We calculate adjusted EBITDA as net loss adjusted to exclude (i) interest income and other income, net, (ii) tax benefit and expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) public offering expenses, (vi) acquisition-related income and expenses, (vii) litigation expenses related to the defense of our patents in the patent infringement claim filed by Teladoc and (viii) other items affecting our results that we do not view as representative of our ongoing operations, including direct and incremental expenses associated with the COVID-19 pandemic.

We believe adjusted EBITDA is a commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. Our IPO and acquisition-related expenses, including legal, accounting and other professional expenses, reflect cash expenditures and we expect such expenditures for acquisitions to recur from time to time. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure.

In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered as an alternative to loss before benefit from income taxes, net loss, earnings per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

Other than with respect to GAAP Revenue, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation because other deductions (such as COVID expenses and acquisition related expenses) used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP).

The following table presents a reconciliation of adjusted EBITDA from the most comparable GAAP measure, net loss, for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
(in thousands)	2021	2020
Net loss	$(39,805)	$(25,224)
Add:
Depreciation and amortization	2,506	2,286
Interest income and other income (expense), net	(61)	(847)
Expense from income taxes	309	—
Stock-based compensation	8,642	4,458
Public offering expenses	1,223	151
Acquisition-related income	—	17
COVID-19-related expenses(1)	—	1,413
Litigation expense	739	—

Adjusted EBITDA	$(26,447)	$(17,746)

(1)

COVID-19-related expenses include non-recurring provider bonus payments, emergency hosting licensing fees and non-medical provider temporary labor costs related to on-boarding non-AMG providers incurred in response to the initial outbreak of the COVID-19 virus as Amwell attempted to scale quickly to meet unusually high patient and non-AMG provider demand.

(2)

Public offering expenses include non-recurring expenses incurred in relation to our initial public offering for the three months ended March 31, 2020 and our secondary offering for the three months ended March 31, 2021.